EXHIBIT 99.1

Profound Medical Launches ‘Let's Huddle’, a Global Community Supporting Men Throughout Their Prostate Care Journey

A patient-centered initiative focused on education, connection, and support

TORONTO, Aug. 13, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets innovative interventional MRI (“iMRI”) procedures, today announced the launch of Let's Huddle, a global patient community designed to empower men and their families with education, connection, and support throughout every stage of the prostate care journey.

The new patient advocacy initiative, led by Leonard Wheeler, Profound’s Global Patient Ambassador, former NFL player, prostate cancer survivor, and men's health advocate, brings together patients, survivors, care partners, healthcare professionals, and advocates with a shared mission: to change the conversation around prostate disease through education, awareness, and authentic patient experiences.

Let’s Huddle reflects Profound’s belief that innovation extends beyond technology—it includes helping patients feel informed, supported, and confident as they navigate complex treatment decisions. Through education, peer connection, and advocacy, the Let's Huddle community helps empower patients to take an active role in their care while advancing better outcomes for the broader patient community.

"Receiving a prostate disease diagnosis can be overwhelming, and many men struggle to find trusted information and connect with others who truly understand what they're experiencing," said Tom Tamberrino, Profound’s Chief Commercial Officer. "Let's Huddle was created to ensure that no one has to navigate that journey alone. By fostering education, peer support, and meaningful conversations, we're helping patients become more informed participants in their care while building a stronger community around prostate health. This initiative reflects our commitment to improving the patient experience before diagnosis, during treatment, and long into survivorship."

Mr. Wheeler will help lead the Let's Huddle community by sharing his personal journey, elevating survivor voices, participating in educational initiatives, and encouraging men to become more informed and engaged in their prostate health.

"As someone who has lived through a prostate cancer diagnosis, I know firsthand how isolating the journey can feel," said Mr. Wheeler. "The information your physician provides is critical, but there's something uniquely powerful about connecting with someone who's already walked the path. Let's Huddle creates a place where men and their families can learn, ask questions, share their stories, and realize they're not facing prostate disease alone. I'm honored to help lead this initiative with Profound because together we can change how prostate disease is talked about and empower more men to take charge of their health."

Terrell Freeman, a U.S. military veteran, TULSA Procedure™ patient, and active member of the Let's Huddle community, knows firsthand the impact that patient-to-patient support can have during the treatment journey.

"Hearing from someone who had already walked this path gave me the confidence I needed during one of the most challenging decisions of my life,” Mr. Freeman commented. “Knowing there was someone I could relate to made all the difference. That's why I'm proud to be part of Let's Huddle. Every man deserves access to real experiences, honest conversations, and a community of men and women that reminds him he doesn't have to face prostate disease alone."

Research consistently shows that hearing directly from patients who have experienced similar diagnoses and treatments is one of the most valuable resources for individuals making treatment decisions. Let's Huddle provides a trusted platform where survivors can share their experiences, patients can access educational resources, and care partners can find support—helping men engage in more informed conversations with their physicians and feel more confident throughout their care journey.

Supporting the Entire Patient Journey

As healthcare increasingly embraces patient-centered care, Let's Huddle expands Profound’s commitment beyond treatment delivery by supporting individuals before diagnosis, during treatment selection, and throughout survivorship.

The Let’s Huddle community will provide:

  Educational resources to help patients better understand prostate disease and available treatment options.
  Real patient stories and experiences that provide perspective and encouragement.
  Opportunities for peer-to-peer engagement and survivorship support.
  Resources for family members and care partners navigating the journey alongside loved ones.
  Awareness initiatives that encourage earlier conversations about prostate health.
  Opportunities to advocate for better care pathways for prostate disease.

Creating Value Beyond Technology

While Profound continues to advance MRI-guided therapies through TULSA-PRO®, the Company recognizes that technology alone does not define the patient experience.

Let's Huddle demonstrates Profound's commitment to the entire continuum of care—from diagnosis through survivorship. By investing in education, advocacy, and community engagement, the company is helping healthcare organizations strengthen patient education, build trust within their communities, and reinforce their commitment to comprehensive, patient-centered care.

"When healthcare organizations invest in TULSA-PRO, they're not simply adopting an innovative treatment platform," added Mr. Tamberrino. "They're joining a growing ecosystem dedicated to patient education, engagement, advocacy, and survivorship—helping providers deliver meaningful value before, during, and long after treatment."

As the Let's Huddle community grows, Profound will expand educational programming, patient storytelling initiatives, awareness campaigns, and collaborations with healthcare providers and advocacy organizations worldwide—all with the goal of improving how prostate disease is discussed, understood, and treated.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

A video accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/8fa2ec84-cdd0-4060-aca1-fd4433457efc